UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2008

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2008, the Compensation Committee of the Board of Directors of Sears Holdings Corporation (the “Company”) approved the Sears Holdings Corporation 2008 Annual Incentive Plan (the “2008 AIP”) and the Sears Holdings Corporation 2008 Long-Term Incentive Program (LTIP) (“2008 LTIP”).

The following are brief descriptions of the material terms and conditions of the 2008 AIP and 2008 LTIP. These descriptions are qualified in their entirety by reference to the complete texts of the 2008 AIP and 2008 LTIP, which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for its fiscal quarter ending May 3, 2008.

2008 AIP

The 2008 AIP covers all salaried and certain corporate hourly employees of the Company, including its executive officers.

Awards under the 2008 AIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares. The issuance of common stock under the 2008 AIP is contingent on the availability of shares of stock under a shareholder approved plan of the Company providing for the issuance of shares in satisfaction of 2008 AIP awards.

The performance parameters established under the 2008 AIP that apply to the executive officers named in the Company’s proxy statement for its 2008 annual meeting are as follows:

	Threshold for Payment	Target	Maximum
Performance Results	90% of AIP EBITDA	100% of AIP EBITDA	No cap

AIP Award	60% of Target Payout	100% of Target Payout	Over 100%, for each 1% AIP EBITDA exceeds Target an additional 2% increase in award

Performance levels are determined based on AIP EBITDA, which, as defined in the 2008 AIP, refers to earnings before interest, taxes,

depreciation and amortization computed as operating income appearing on the Company’s statement of operations for the applicable reporting period, other than Sears Canada, less depreciation and amortization and gains/(losses) on sales of assets. In addition, it is adjusted to exclude significant litigation or claim judgments or settlements (defined as matters which are $1 million or more) including the costs related thereto; the effect of purchase accounting and changes in accounting methods; gains, losses and costs associated with acquisitions, divestitures and store closures; integration costs that are disclosed as merger related; and restructuring activities.

Threshold and target payouts under the 2008 AIP for the executive officers named in the Company’s proxy statement for its 2008 annual meeting are set forth below:

Name and Title	Threshold	Target
W. Bruce Johnson Interim President and Chief Executive Officer	$540,000	$900,000
J. Miles Reidy Exec. Vice President and Chief Financial Officer	$270,000	$450,000
Maureen A. McGuire Exec. Vice President and Chief Marketing Officer	$247,500	$412,500
Corwin Yulinsky Exec. Vice President, Customer Strategy and Insight	$270,000	$450,000

William C. Crowley, Executive Vice President and Chief Administrative Officer, does not have a threshold or target payout under the 2008 AIP, and therefore, effectively does not participate in the 2008 AIP.

The Compensation Committee will administer the 2008 AIP for executive officers.

2008 LTIP

The 2008 LTIP provides for the grant of incentive awards to employees at the level of divisional vice president and above for a three-year period (fiscal years 2008-2010). The 2008 LTIP will be administered by the Compensation Committee for executive officers.

Awards under the 2008 LTIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares. The issuance of common stock under the 2008 LTIP is contingent on the availability of shares of stock under a shareholder approved plan of the Company providing for the issuance of shares in satisfaction of 2008 LTIP awards.

The performance parameters established under the 2008 LTIP are as follows:

	Threshold for Payment	Target	Maximum
Performance Results	90% of LTIP EBITDA	100% of LTIP EBITDA	No cap

LTIP Award	60% of Target Payout	100% of Target Payout	Over 100%, for each 1% LTIP EBITDA exceeds Target, an additional 2% in award

Awards are based on LTIP EBITDA (which, as defined in the 2008 LTIP, generally means total earnings of the Company and its subsidiaries, other than Sears Canada Inc., before interest, taxes, depreciation and amortization and excluding significant litigation or claim judgments or settlements (defined as matters which are $1 million or more) including the costs related thereto; the effect of purchase accounting and changes in accounting methods; gains, losses and costs associated with acquisitions, divestitures and store closures; integration costs that are disclosed as merger related; and restructuring activities for the relevant three-year period.

Threshold and target payouts for the executive officers named in the Company’s proxy statement for its 2008 annual meeting are set forth below:

Name and Title	Threshold	Target
W. Bruce Johnson Interim President and Chief Executive Officer	$1,080,000	$1,800,000
J. Miles Reidy Exec. Vice President and Chief Financial Officer	$540,000	$900,000
Maureen A. McGuire Exec. Vice President and Chief Marketing Officer	$495,000	$825,000
Corwin Yulinsky Exec. Vice President, Customer Strategy and Insight	$540,000	$900,000

Mr. Crowley does not participate in the 2008 LTIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ William K. Phelan
William K. Phelan
Senior Vice President, Controller and Treasurer

Date: April 25, 2008